EXHIBIT 1

IMPORTANT NOTICE

This website may contain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as the words “expects,” “intends,” “believes,” “anticipates” and other terms with similar meaning indicating possible future events or actions relating to the business or stockholders of SandRidge Energy, Inc. (the “Company”) (NYSE: SD). These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the ability of TPG-Axon Management, LP, TPG-Axon Partners GP, L.P., TPG-Axon GP, LLC, TPG-Axon Partners, LP, TPG-Axon International, L.P., TPG-Axon International GP, LLC, Dinakar Singh LLC, and Dinakar Singh (collectively, “TPG-Axon”) and any other participants in the solicitation of written consents from the Company’s stockholders (collectively, the “Participants”) to successfully solicit sufficient consents to amend the by-laws of the Company to, among other things, de-stagger the Board of Directors of the Company (the "Board") and permit the removal of directors with or without cause, remove incumbent directors from the Board, and replace such incumbent directors with nominees of TPG-Axon who are capable of improving the Company’s performance and maximizing stockholder value, through a consent solicitation. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.

This website may be deemed to constitute solicitation material and is intended solely to inform stockholders so that they may make an informed decision regarding the intended consent solicitation.

TPG-AXON INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH TPG-AXON’S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THIS WEBSITE AND ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, TPG-AXON WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ CONSENT SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM.

INFORMATION ABOUT THE CURRENT PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY TPG-AXON WITH THE SEC ON NOVEMBER 30, 2012. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

The current participants in the intended consent solicitation are TPG-Axon Management, LP, TPG-Axon Partners GP, L.P., TPG-Axon GP, LLC, TPG-Axon Partners, LP, TPG-Axon International, L.P., TPG-Axon International GP, LLC, Dinakar Singh LLC, and Dinakar Singh. As of the close of business on December 4, 2012, TPG-Axon was a beneficial owner of 6.5% of the outstanding shares of the Company.

This communication is not a solicitation of a consent, which may be done only pursuant to a definitive consent statement.

I AGREE
I have read and agree to the terms of this web site

I DISAGREE
You will not gain access to this web site without agreeing to the terms of this web site

ENHANCE SHAREHOLDER VALUE AT SANDRIDGE ENERGY (NYSE:SD)

Information on TPG-Axon’s Consent Solicitation

TPG-Axon, one of SandRidge Energy’s (NYSE: SD) largest shareholders, has called for sweeping changes at the company, which it believes are necessary to maximize shareholder value. To facilitate change, TPG-Axon has announced it intends to commence a consent solicitation to amend the by-laws of the company to, among other things, de-stagger the Board of Directors and permit that directors may be removed with or without cause, remove incumbent directors from the Board, and replace such incumbent directors with nominees of TPG-Axon. This website provides information on TPG-Axon’s proposals and on the process for voting shares in favor of those proposals.

Please note, you must be a shareholder of record as of December 13, 2012 to vote your shares in this consent solicitation.

If you are a shareholder of record we ask that you:

1) please confirm with your broker or custodian that your shares are eligible to vote (and not loaned out); and 2) submit your contact information below. This information will be shared with TPG-Axon’s proxy solicitor, MacKenzie Partners, allowing TPG-Axon to find you during the consent solicitation.

Sign-up For Additional Information:

HOW TO VOTE SHARES

Consent solicitation materials will be sent to shareholders of record shortly to cast their votes. To amend SandRidge’s bylaws and remove and replace the current Board of Directors, more than 50% of the company’s shareholders must consent to TPG-Axon’s proposals. TPG-Axon has hired MacKenzie Partners to solicit consents on its behalf. Please note that any consents not delivered count as votes against TPG-Axon’s proposals, per the company’s bylaws, as amended on November 19, 2012.

For more information contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Phone: 800-322-2885
FAX: 212-929-0308
Email: proxy@mackenziepartners.com

DISCLAIMER

THIS SITE INCLUDES NEWS AND INFORMATION, COMMENTARY, AND OTHER CONTENT RELATING TO SANDRIDGE ENERGY, INC. (THE “COMPANY”), INCLUDING BY PERSONS OR ENTITIES THAT ARE NOT AFFILIATED WITH TPG-AXON MANAGEMENT LP, TPG-AXON PARTNERS GP, L.P., TPG-AXON GP, LLC, TPG-AXON PARTNERS, LP, TPG-AXON INTERNATIONAL, L.P., TPG-AXON INTERNATIONAL GP, LLC, DINAKAR SINGH LLC OR DINAKAR SINGH (COLLECTIVELY, “TPG-AXON”) OR ANY OTHER PARTICIPANTS IN THE SOLICITATION OF WRITTEN CONSENTS FROM THE COMPANY’S STOCKHOLDERS (TOGETHER WITH TPG-AXON, THE “PARTICIPANTS”) (“THIRD PARTY CONTENT”). THE AUTHOR AND SOURCE OF ALL THIRD PARTY CONTENT AND DATE OF PUBLICATION IS CLEARLY AND PROMINENTLY IDENTIFIED. THIRD PARTY CONTENT IS AVAILABLE THROUGH FRAMED AREAS, THROUGH HYPERLINKS TO THIRD PARTY WEBSITES, OR IS SIMPLY PUBLISHED ON THE SITE. TPG-AXON AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION, ADOPTION OR EDITING OF THIRD PARTY CONTENT AND DO NOT EXPLICITLY OR IMPLICITLY ENDORSE OR APPROVE SUCH CONTENT. THE PURPOSE OF MAKING THE THIRD PARTY CONTENT AVAILABLE IS TO PROVIDE RELEVANT INFORMATION TO STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF WRITTEN CONSENTS FROM THE COMPANY’S STOCKHOLDERS TO AMEND THE COMPANY’S BYLAWS TO, AMONG OTHER THINGS, DE-STAGGER THE BOARD AND PERMIT THE REMOVAL OF DIRECTORS WITH OR WITHOUT CAUSE, REMOVE INCUMBENT DIRECTORS FROM THE BOARD, AND REPLACE SUCH INCUMBENT DIRECTORS WITH NOMINEES OF TPG-AXON.

TERMS & CONDITIONS

This website, www.shareholdersforsandridge.com (the “Site”), sponsored by TPG-Axon Management LP (the “Sponsor”), is for informational purposes only. You may use the Site for non-commercial, lawful purposes only. Your access to and use of the Site is subject to and governed by these Terms and Conditions. By accessing and browsing the Site, you accept, without limitation or qualification, and agree to be bound by, these Terms and Conditions and all applicable laws.

Nothing on this Site is intended to be, nor should it be construed or used as, investment, tax, legal or financial advice, a recommendation whether to provide any consent or any other kind of recommendation, an opinion of the appropriateness of any security or investment, or an offer, or the solicitation of any offer, to buy or sell any security or investment. The Sponsor is not soliciting any action based upon the Site and is not responsible for any decision by any stockholder, and the Site should not be construed as a solicitation to procure, withhold or revoke any consent.

1. You should assume that everything you see or read on the Site is material owned or exclusively represented by the Sponsor and protected by copyright unless otherwise expressly noted, and may not be used except as provided in these Terms and Conditions or in the text of the Site without the Sponsor’s written permission. The Sponsor expressly neither warrants nor represents that your use of materials displayed on the Site will not infringe rights of third parties not owned by or affiliated with the Sponsor.

2. While the Sponsor endeavors to ensure that only accurate and up to date information is on the Site, it makes no warranties or representations as to the accuracy of any of the posted information. The Sponsor assumes no liability or responsibility for any errors or omissions in the content of the Site.

3. The Site is provided “AS IS.” The Sponsor does not make any representations or warranties, whether express or implied, regarding or relating to the Site or any associated hardware or software, including the content or operations of either.

4. YOU EXPRESSLY ACKNOWLEDGE THAT USE OF THE SITE IS AT YOUR SOLE RISK. NEITHER THE SPONSOR NOR ITS AFFILIATED PERSONS AND ENTITIES, INCLUDING TPG-AXON PARTNERS GP, L.P., TPG-AXON GP, LLC, TPG-AXON PARTNERS, LP, TPG-AXON INTERNATIONAL, L.P., TPG-AXON INTERNATIONAL GP, LLC, DINAKAR SINGH LLC AND DINAKAR SINGH, NOR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, THIRD PARTY CONTENT PROVIDERS OR LICENSORS WARRANTS THAT THE SITE WILL BE UNINTERRUPTED OR ERROR FREE, NOR DO THEY MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE SITE, OR AS TO THE ACCURACY, RELIABILITY OR CONTENT OF ANY INFORMATION PROVIDED THROUGH THE SITE. THE SITE IS PROVIDED ON AN “AS IS” BASIS WITHOUT

WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THESE TERMS AND CONDITIONS.

THIS DISCLAIMER OF LIABILITY APPLIES TO ANY DAMAGES OR INJURY CAUSED BY ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DELETION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS, COMMUNICATION LINE FAILURE, THEFT OR DESTRUCTION OR UNAUTHORIZED ACCESS TO, ALTERATION OF, OR USE OF RECORD, WHETHER FOR BREACH OF CONTRACT, TORTIOUS BEHAVIOR, NEGLIGENCE, OR UNDER ANY OTHER CAUSE OF ACTION. YOU SPECIFICALLY ACKNOWLEDGE THAT THE SPONSOR IS NOT LIABLE FOR THE DEFAMATORY, OFFENSIVE OR ILLEGAL CONDUCT OF OTHER USERS OR THIRD PARTIES AND THAT THE RISK OF INJURY FROM THE FOREGOING RESTS ENTIRELY WITH YOU.

IN NO EVENT WILL THE SPONSOR, THE SPONSOR’S AFFILIATES, OR ANY PERSON OR ENTITY INVOLVED IN CREATING, PRODUCING OR DISTRIBUTING THE SITE BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THE USE OF OR INABILITY TO USE THE SITE. YOU HEREBY ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION SHALL APPLY TO ALL CONTENT ON THE SITE.

IN ADDITION TO THE TERMS SET FORTH ABOVE, NEITHER THE SPONSOR NOR THE SPONSOR’S AFFILIATES SHALL BE LIABLE, REGARDLESS OF THE CAUSE OR DURATION, FOR ANY ERRORS, INACCURACIES, OMISSIONS, OR OTHER DEFECTS IN, OR UNTIMELINESS OR INAUTHENTICITY OF, THE INFORMATION CONTAINED WITHIN THE SITE, OR FOR ANY DELAY OR INTERRUPTION IN THE TRANSMISSION THEREOF TO YOU, OR FOR ANY CLAIMS OR LOSSES ARISING THEREFROM OR OCCASIONED THEREBY. NONE OF THE FOREGOING PARTIES SHALL BE LIABLE FOR ANY THIRD-PARTY CLAIMS OR LOSSES OF ANY NATURE, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, PUNITIVE OR CONSEQUENTIAL DAMAGES AND THE AGGREGATE TOTAL LIABILITY OF THE SPONSOR OR THE SPONSOR’S AFFILIATES TO YOU OR ANY END USER FOR ALL DAMAGES, INJURY, LOSSES AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING FROM OR RELATING TO THESE TERMS AND CONDITIONS OR THE USE OF OR INABILITY TO USE THE SITE SHALL BE LIMITED TO PROVEN DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED ONE HUNDRED DOLLARS ($100).

PRIVACY POLICY

The sponsor of this website, www.shareholdersforsandridge.com (the “Site”), is TPG-Axon Management LP (the “Sponsor”). We respect and value your privacy. This statement outlines our privacy policies (the “Privacy Policy”) which are designed to assist you in understanding how we collect, use and safeguard information we collect and to assist you in making informed decisions when using the Site. The core of our Privacy Policy is this:

We want you to feel safe and comfortable when you use the Site, and we are dedicated to developing and upholding high standards for protecting your privacy. You should read and familiarize yourself with this Privacy Policy and with our Terms and Conditions. When you use the Site, you agree to abide by these terms.

What Information Do We Collect?

When you visit any website you may provide two types of information: personal information you knowingly choose to disclose that is collected on an individual basis, and website use information collected on an aggregate basis as you browse the website.

Personal Information.

Our Site does not require you to provide personal information, however visitors have the option of voluntarily providing the following information: Name, Email, Company, Phone, SandRidge Energy Shares owned.

Website Use Information.

Our Site does not utilize “cookies.”

Clickstream Data.

As you use the Internet, a trail of electronic information is left at each website you visit. This information, which is sometimes referred to as “clickstream data,” can be collected and stored by a website’s server. Clickstream data can tell us the type of computer and browsing software you use and the address of the website from which you linked to our Site. We may use clickstream data as a form of non-personally identifiable information to anonymously determine how much time visitors spend on each page of the Site, how visitors navigate throughout the Site and how we may tailor our web pages to better meet the needs of visitors. This information will be used to improve the Site. Any collection or use of clickstream data will be anonymous and aggregate.

Do We Disclose Information to Outside Parties?

We may provide aggregate information about our users, Site traffic patterns and related Site information to our affiliates or reputable third parties.

What About Legally Compelled Disclosure of Information?

We may disclose information when we, in good faith, believe that the law requires it or for the protection of our legal rights.

What About Other Websites Linked to Our Site?

We are not responsible for the practices employed by websites linked to or from our Site nor the information or content contained therein. Often links to other websites are provided solely as pointers to information on topics that may be useful to the users of our Site. Please remember that your browsing and interaction on any other website, including websites which have a link on our Site, is subject to that website’s own rules and policies. Please read over those rules and policies before proceeding.

Your Consent.

By using the Site you consent to this Privacy Policy. We reserve the right to make changes to this Privacy Policy from time to time. Revisions will be posted on this page. We suggest you check this page occasionally for updates.

Contacting Us.

If you have any questions about this Privacy Policy, the practices of the Site, or your dealings with the Site, you can contact our consent solicitor at:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Phone: 800-322-2885
FAX: 212-929-0308
Email: proxy@mackenziepartners.com

SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF CERTAIN LIABILITY OR WARRANTIES, IN WHICH EVENT SOME OF THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU. In such jurisdictions, the Sponsor’s liability is limited to the greatest extent permitted by law. You should check your local laws for any restrictions or limitations regarding the exclusion of implied warranties.

1.     Artwork, images, names, and likenesses displayed on the Site are either the property of, or used with permission by, the Sponsor. The reproduction and use of any of these by you is prohibited unless specific permission is provided on the Site or otherwise. Any unauthorized use may violate copyright laws, trademark laws, privacy and publicity laws, and/or communications regulations and statutes.

2.     The trademarks, service marks, logos, and other indicia, including of the Sponsor (collectively the “Trademarks”), which appear on the Site are registered and unregistered trademarks of the Sponsor and others. Nothing contained on the Site should be construed as granting, by implication or otherwise, any right, license or title to any of the Trademarks without the advance written permission of the Sponsor or such third party as may be appropriate. All rights are expressly reserved and retained by the Sponsor. Your misuse of any of the Trademarks displayed on the Site, or any other content on the Site, except as provided in these Terms and Conditions, is strictly prohibited. You are also advised that the Sponsor considers its intellectual property to be among its most valuable assets, and will aggressively enforce its intellectual property rights to the fullest extent of the law.

3.     THIS SITE INCLUDES NEWS AND INFORMATION, COMMENTARY, AND OTHER CONTENT RELATING TO SANDRIDGE ENERGY, INC. (THE “COMPANY”), INCLUDING BY PERSONS OR ENTITIES THAT ARE NOT AFFILIATED WITH THE SPONSOR (“THIRD PARTY CONTENT”). THE AUTHOR AND SOURCE OF ALL THIRD PARTY CONTENT AND DATE OF PUBLICATION IS CLEARLY AND PROMINENTLY IDENTIFIED. THIRD PARTY CONTENT IS AVAILABLE THROUGH FRAMED AREAS, THROUGH HYPERLINKS TO THIRD PARTY WEBSITES, OR IS SIMPLY PUBLISHED ON THE SITE. THE SPONSOR AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION, ADOPTION OR EDITING OF THIRD PARTY CONTENT AND DO NOT EXPLICITLY OR IMPLICITLY ENDORSE OR APPROVE SUCH CONTENT. THE PURPOSE OF MAKING THE THIRD PARTY CONTENT AVAILABLE IS TO PROVIDE RELEVANT INFORMATION TO STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE SOLICITATION OF WRITTEN CONSENTS BY THE SPONSOR, TPG-AXON PARTNERS GP, L.P., TPG-AXON GP, LLC, TPG-AXON PARTNERS, LP, TPG-AXON INTERNATIONAL, L.P., TPG-AXON INTERNATIONAL GP, LLC, DINAKAR SINGH LLC AND DINAKAR SINGH (COLLECTIVELY, “TPG-AXON”), AND ANY OTHER PARTICIPANTS (TOGETHER WITH TPG-AXON, THE “PARTICIPANTS”) TO AMEND THE COMPANY’S BYLAWS TO, AMONG OTHER THINGS, DE-STAGGER THE BOARD AND PERMIT THE REMOVAL OF DIRECTORS WITH OR WITHOUT CAUSE, REMOVE INCUMBENT DIRECTORS FROM THE BOARD, AND REPLACE SUCH INCUMBENT DIRECTORS WITH NOMINEES OF TPG-AXON.

4.     If any provision of the Terms and Conditions or any application thereof is held to be invalid or unenforceable for any reason, that provision shall be deemed severable and the remainder of the Terms and Conditions and the application of that provision in other situations shall not be affected.

5.     YOU AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE SPONSOR FROM AND AGAINST ANY AND ALL THIRD PARTY CLAIMS, DEMANDS, LIABILITIES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, ARISING FROM OR RELATED TO ANY BREACH BY YOU OF ANY OF THE TERMS AND CONDITIONS OR APPLICABLE LAW, INCLUDING THOSE REGARDING INTELLECTUAL PROPERTY.

6.     The Sponsor may at any time revise these Terms and Conditions by updating this posting. You are bound by any such revisions and should therefore periodically visit this page to review the then current Terms and Conditions to which you are bound.

7.    The Sponsor owns, protects and enforces copyrights in its own creative material and respects the copyright properties of others. Materials may be made available on or via the Site by third parties not within the control of the Sponsor. It is our policy not to permit materials known by us to be infringing on a third party copyright to remain on the Site. You should notify us promptly if you believe any materials on the Site infringe on a third party copyright. Upon our receipt of a proper notice of claimed infringement under the Digital Millennium Copyright Act (“DMCA”), the Sponsor will respond expeditiously to follow the procedures specified in the DMCA to resolve the claim between the notifying party and the alleged infringer who provided the content at issue, including, where applicable, by removing or disabling access to material claimed to be infringing or removing or disabling access to links to such material. Pursuant to the DMCA 17 U.S.C. 512(c), the Sponsor has designated its consent solicitor, MacKenzie Partners, Inc., as its agent for notification of claims of copyright infringement with respect to information residing, at the direction of a user, on the Site. The contact information is:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Phone: 800-322-2885
FAX: 212-929-0308
Email: proxy@mackenziepartners.com